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                                                                      EXHIBIT 11

                           SI DIAMOND TECHNOLOGY, INC.
                     COMPUTATION OF INCOME (LOSS) PER SHARE


                                                          Three Months ended June 30,            Six Months ended June 30,
                                                       --------------------------------       ------------------------------
                                                           2000              1999                 2000              1999
                                                       ------------       ------------        ------------      ------------

Computation of income (loss) per common share:

   Net income (loss) applicable to common              $ (1,446,604)      $   (846,388)       $(2,828,791)      $ 2,485,651

   Weighted average number of common shares              55,778,265         50,773,826         55,610,804        49,294,145

   Net income (loss) per common share                  $      (0.03)      $      (0.02)       $     (0.05)      $      0.05


Computation of income (loss) per common
   share assuming full dilution:

   Net income (loss) applicable to common
      stockholders                                                                                                2,485,651

   Plus: Income impact of assumed conversions
         Series G                                                                                                    77,695
         Interest                                                                                                    21,832

   Income available to common stockholders                                                                        2,585,178

   Weighted average number of common
          shares outstanding                                                                                     49,294,145

   Plus incremental shares from dilutive securities
        Convertible preferred stock                                                                               1,848,901
        Convertible notes payable                                                                                 1,280,864
        Warrants                                                                                                    275,000
        Options                                                                                                   2,870,285

   Adjusted weighted average number of
         common shares outstanding                                                                               55,569,195

Net income (loss) per common share                                                                                     0.05

No computation of diluted loss per common share is included for the 2000 periods or for the three months ended
  June 30, 1999 because such computation results in an antidilutive loss per common share.
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